EXHIBIT 4.2
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of this 31st day of March, 2008 by and between AirNet Systems, Inc., an Ohio corporation (together with any successor thereto, the “Company”), and AirNet Holdings, Inc., a Delaware corporation (the “Stockholder”).
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Stockholder are entering into a Subscription Agreement pursuant to which the Stockholder is purchasing from the Company, and the Company is issuing and selling to the Stockholder, Common Shares of the Company;
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, the Stockholder and AirNet Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of the Stockholder (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation, all upon the terms and subject to the conditions set forth in the Merger Agreement; and
     WHEREAS, the Stockholder and the Company desire to set forth the circumstances under which the Company shall register and maintain the effectiveness with the Commission of a registration statement or statements for the public resale of the Registrable Securities.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:
          “Agreement” has the meaning set forth in the introduction to this Agreement.
          “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.
          “Common Shares” means the Company’s common shares, par value $0.01 per share.
          “Company” has the meaning set forth in the introduction to this Agreement.
          “Controlling Person” has the meaning set forth in Section 5(a) of this Agreement.
          “Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Holders” has the meaning set forth in Section 2 of this Agreement.
          “Inspector” has the meaning set forth in Section 4(h) of this Agreement.

          “Merger Agreement” has the meaning set forth in the recitals of this Agreement.
          “Merger Sub” has the meaning set forth in the recitals of this Agreement.
          “Person” means any individual, corporation, association, partnership, limited liability company, joint venture, estate, trust, or unincorporated organization or any government and any agency or political subdivision thereof.
          “Registrable Securities” means (i) any Common Shares held by the Stockholder, (ii) any other Common Shares acquired by the Stockholder and (iii) any other securities issued or issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).
          “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Selling Holder” has the meaning set forth in Section 5(a) of this Agreement.
          “Stockholder” has the meaning set forth in the introduction of this Agreement.
     2. Piggyback Registrations. If at any time or times after the date hereof the Company shall seek to file a registration statement under the Securities Act with respect to an offering of Common Shares to the public for its own account or for the account of others (except with respect to registration statements on Form S-4 or Form S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all holders of Registrable Securities (the “Holders”). If within twenty (20) days after their receipt of such notice, one or more Holders request the inclusion of some or all of the Registrable Securities held by them in such registration statement, the Company will use its commercially reasonable best efforts to include such securities in such registration statement. In the case of any underwritten public offering, if the managing underwriter determines in good faith that market conditions require a limitation on the number of Registrable Securities to be offered under such registration statement, subject to the following sentence, the Company shall not be required to include in such registration statement Registrable Securities of the Holders in excess of the amount, if any, of Common Shares which the managing underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of such securities to be excluded from such registration statement shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights to include such securities in the registration statement, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights to include such securities in the registration statement pursuant to an agreement which is not this Agreement and (iii) third, Registrable Securities to be registered by the Holders as determined on a pro rata basis (based upon the relative number of Registrable Securities held by such Holders requesting inclusion pursuant to this Section 2).

     3. Required Registrations.
          (a) Demand Registration. At any time after the termination of the Merger Agreement, the holders of a majority of the then outstanding Registrable Securities may request that the Company register under the Securities Act, on Form S-1 or Form S-3 (if the Company is then eligible to use such form), all or a portion of the Registrable Securities held by such requesting holders (a “Demand Registration”). Such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of, the intended method of disposition of such shares by such requesting Holders and whether such disposition shall be by means of an underwritten public offering. The Holders shall only be entitled to request one (1) Demand Registration pursuant to this Section 3(a). Notwithstanding anything to the contrary contained herein, a registration will not count as a Demand Registration under this Section 3(a) until the registration statement relating to all such Registrable Securities requested to be so registered has been declared effective by the Commission at the request of the requesting Holders and, if such method of disposition is a firm commitment underwritten public offering, all of such shares shall have been sold pursuant thereto. In addition, a registration will not count as a Demand Registration if, after it has become effective, the offering of Registrable Securities is interfered with by a stop order, injunction or other order of the Commission or other governmental agency or court.
          (b) Registration Requirements. Following receipt of a request for registration pursuant to Section 3(a), the Company will promptly notify all of the other Holders of such request and such Holders shall then have twenty (20) days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use its commercially reasonable best efforts to cause such of the Registrable Securities as may be requested by the Holders to be registered under the Securities Act in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.
          (c) Underwritten Offering. If a requested registration pursuant to Section 3(a) involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights to include such securities in the registration statement, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights to include such securities in the registration statement pursuant to an agreement which is not this Agreement, (iii) third, securities to be registered by the Company for its own account and (iv) fourth, Registrable Securities sought to be included by the Holders. If there is a reduction of the number of Registrable Securities pursuant to clause (iv), such reduction shall be made on a pro rata basis (based upon the relative number of Registrable Securities held by the Holders requesting inclusion in such registration statement). With respect to a request for registration pursuant to this Section 3 which is for an underwritten public offering, the managing underwriter shall be chosen by a majority-in-interest of the Holders requesting such registration, subject to the approval of the Company, which approval will not be unreasonably withheld. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited. If requested in good faith by the managing underwriter, the Holders agree not to offer, sell, pledge, transfer or otherwise dispose of any Common Shares not registered under the Securities Act for a period not to exceed ninety (90) days following the effective date of the registration statement filed by the Company.
          (d) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company’s Board of Directors determines reasonably and in good faith it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to ninety (90) days following the effective date of a registration statement on Form S-1 or Form S-3 initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to Holders entitled to request demand registrations under this Section 3 that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145, or any other similar rule under the Securities Act, is applicable); provided, however, that the Company shall use its commercially reasonable best efforts to achieve such effectiveness promptly following such period.
     4. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:
          (a) Pay all reasonable fees and expenses incident to the performance of, or compliance with, this Agreement by the Company whether or not a Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, the following: (i) all registration and filing fees including, without limitation, fees and expenses with respect to (x) filings required to be made with the securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted; (y) compliance with federal and state securities or Blue Sky laws; (ii) printing expenses; (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In no event, however, shall the Company be responsible for any fees and expenses of the counsel or any other advisor to the Holders or for any underwriting discounts or commissions with respect to Registrable Securities sold by the Holders;
          (b) Use its commercially reasonable best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;
          (c) Furnish to each selling Holder and underwriter such copies of each preliminary and final prospectus and such other documents as such Holder or underwriter may reasonably request to facilitate the public offering of its Registrable Securities;
          (d) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and with respect to any written information concerning the Holder provided by the Holder to the Company;
          (e) Use its commercially reasonable best efforts to register or qualify the securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, that, the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
          (f) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
          (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (or if similar securities issued by the Company are not yet listed or quoted, then on such exchange or quotation system as the Company shall determine);
          (h) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that such Inspector shall agree to hold in confidence and trust all information so provided;
          (i) Otherwise use its commercially reasonable best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to the Holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (j) Otherwise reasonably cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any Registrable Securities hereunder.
     5. Indemnification; Contribution.
          (a) Incident to any registration of any Registrable Securities pursuant to this Agreement, the Company will indemnify, reimburse and hold harmless to the fullest extent permitted by law, each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), directors, officers, employees, representatives and agents of any of them) (each, a “Selling Holder”), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Controlling Person”), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state statutory law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state statutory law, (iv) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the Selling Holder’s behalf (provided that in such instance the Company shall not be so liable if it has undertaken its commercially reasonable best efforts to so register or qualify the Registrable Securities), or (v) any blue sky application or other document executed by the Company specifically for the purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission of a material fact contained in such registration statement or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners), directors, officers, employees, representatives and agents of any of them, and each Controlling Person of any of them), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the

Exchange Act or other federal or state statutory law or regulation, at common law or otherwise as a direct result of such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, provided that the obligation of the Selling Holder will be several and not joint and several. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5(a) exceed the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.
          (b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities and (ii) the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations; provided, however, that in the event of a registration statement filed in response to a demand for registration under Section 3(a) and in which the Company does not register any shares of capital stock, the proportion of contribution by the Company, the Selling Holders and the underwriters shall in all cases be governed solely by clause (ii) above. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. The Selling Holder’s obligations pursuant to this Section 5(b) shall be several in proportion to the amount of Registrable Securities registered by it and not joint and several.
          (c) The amount required to be paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or Controlling Person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.
     6. Rule 144 and Rule 144A Requirement. The Company shall use its commercially reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within fifteen (15) days of a written request, a written statement verifying its compliance with the current public information requirement of Rule 144 or Rule 144A or such successor rules.
     7. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of the Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights of a Holder granted pursuant to this Agreement.
     8. Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Securities, grant any other registration rights to any third parties.
     9. Miscellaneous.
          (a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between the parties hereto and no delay on the part of either party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may be amended, modified or terminated and any provision hereof may be waived by the joint written consent of the Company and the holders of not less than a majority of the outstanding Registrable Securities; provided that no amendment, modification or waiver may treat adversely one Holder in a manner different from the Holders as a group without the consent of such Holder. Any amendment, modification, termination or waiver effected in accordance with this Section 9(a) shall be binding upon all Holders of Registrable Securities even if they do not execute such joint written consent.
          (b) Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered pursuant to the notice provisions set forth in Section 8.3 of the Merger Agreement.
          (c) Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.
          (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein.
          (e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
          (f) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Ohio without giving effect to the principles of conflicts of laws thereof.
          (g) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:		STOCKHOLDER:

AIRNET SYSTEMS, INC.		AIRNET HOLDINGS, INC.

By: Name:	/s/ Bruce D. Parker Bruce D. Parker	By: Name:	/s/ John Caple John Caple
Title:	Chairman of the Board, Chief Executive Officer and President	Title:	Vice President and Treasurer

[Signature Page to Registration Rights Agreement]